SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)

 COMMON STOCK-WHX CORPORATION NEW

          GAMCO INVESTORS, INC.
                       1/13/05            1,000-             .9000
                       1/03/05            5,000-            1.2280
                      12/30/04              105-             *DO
                      12/22/04              500              .8200
                      12/14/04            2,000-             .8130
                      11/29/04            1,000-             .7700
                      11/22/04              833-             .7700

           GABELLI FUNDS, LLC.

               GABELLI VALUE FUND
                       1/21/05            4,000-             .9400
                       1/20/05            5,000-             .9876
                       1/19/05            9,000-             .8739
                       1/18/05            1,000-             .9600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.